                                 EXHIBIT 12(B)

                          FLEET FINANCIAL GROUP, INC.

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                            AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                                                    SIX
                                                                  MONTHS
                                                                   ENDED
                                                                 JUNE 30,                  YEAR ENDED DECEMBER 31,
                                                                            -----------------------------------------------------
                                                                   1997       1996       1995       1994       1993       1992
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
    Income before income taxes, extra-
      ordinary credit and cumulative effect of
      change in method of accounting...........................  $1,074,366 $1,930,598 $1,033,756 $1,379,639 $1,094,456 $ 617,369
Adjustments:
    (a) Fixed charges:
        (1) Interest on borrowed funds.........................    265,530    685,056  1,278,598    990,395    751,754    638,430
        (2) 1/3 of Rent........................................     24,544     52,264     49,921     50,597     52,254     49,197
    (b) Preferred dividends....................................     55,788    117,676     62,064     48,859     60,365     65,658
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
    (c) Adjusted earnings......................................  $1,420,228 $2,785,594 $2,424,339 $2,469,490 $1,958,829 $1,370,654
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges and preferred dividends..........................  $ 345,862  $ 854,996  $1,390,583 $1,089,851 $ 864,373  $ 753,285
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Adjusted earnings/fixed charges................................      4.11x      3.26x      1.74x      2.27x      2.27x      1.82x
                                                                 ---------  ---------  ---------  ---------  ---------  ---------

                         INCLUDING INTEREST ON DEPOSITS

                             (DOLLARS IN THOUSANDS)

                                                                 SIX MONTHS
                                                                    ENDED
                                                                  JUNE 30,                   YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------------------------
                                                                    1997        1996       1995       1994       1993       1992
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
Earnings:
    Income before income taxes, extra-
      ordinary credit and cumulative effect of
      change in method of accounting...........................   $1,074,366  $1,930,598 $1,033,756 $1,379,639 $1,094,456 $ 617,369
Adjustments:
    (a) Fixed charges:
        (1) Interest on borrowed funds.........................     265,530     685,056  1,278,598    990,395    751,754    638,430
        (2) 1/3 of Rent........................................      24,544      52,264     49,921     50,597     52,254     49,197
        (3) Interest on deposits...............................     823,414   1,753,723  1,726,403  1,170,532  1,165,046  1,698,804
    (b) Preferred dividends....................................      55,788     117,676     62,064     48,859     60,365     65,658
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
    (c) Adjusted earnings......................................   $2,243,642  $4,539,317 $4,150,742 $3,640,022 $3,123,875 $3,069,458
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
Fixed charges and preferred dividends..........................   $1,169,276  $2,608,719 $3,116,986 $2,260,383 $2,029,419 $2,452,089
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
Adjusted earnings/fixed charges................................       1.92x       1.74x      1.33x      1.61x      1.54x      1.25x
                                                                 -----------  ---------  ---------  ---------  ---------  ---------